SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 2000



                               SHOP AT HOME, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)




                          Tennessee 0-25596 62-1282758
        -----------------------------------------------------------------
       (State or other         (Commission            (IRS Employer
        jurisdiction of         File Number)           Identification No.)
                                incorporation)



              5388 Hickory Hollow Parkway, Antioch, Tennessee 37013
           ----------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (615) 263-8000
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         On October 11, 2000, the Company signed a Letter Agreement with LBI Holdings II, Inc., affiliated with Liberman Broadcasting, Inc., to sell its Houston Television Station, KZJL-TV, Channel 61, for $57 million. The parties agreed to file for the FCC approval of the transfer as soon as practical and agreed to enter a Definitive Agreement within thirty (30) days subject to customary due diligence. This transaction is subject to certain governmental approvals including approval by the Federal Communications Commission and the Federal Trade Commission.

         The Press Release that the Company released on Friday, October 13, 2000, concerning this event is attached hereto as Exhibit 99.1.

Item 7.  Exhibits

         99.1     Press Release

                           SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           SHOP AT HOME, INC.
                          (Registrant)



                           By: /s/ George J. Phillips
                           -------------------------------
                           George J. Phillips
                           Executive Vice President, General Counsel & Secretary

Date: October 16, 2000

Exhibit 99.1

Contact:  Ariane Amiri
                                                              Investor Relations
                                                              615-263-8604
FOR RELEASE-Friday, Oct 13




     Shop At Home Announces Agreement to Sell Its Houston Television Station


NASHVILLE, Tennessee (October 13, 2000) - - Shop At Home, Inc. (Nasdaq: SATH), an electronic commerce leader in both the broadcast and Internet channels, announced today that it has reached an agreement to sell television station KZJL Channel 61 serving the Houston, Texas metropolitan area, the nation's 11th largest Designated Marketing Area (DMA), for $57 million to Liberman Broadcasting Incorporated.

Shop At Home completed the purchase of KZJL and signed the station on the air in June of 1996 for approximately $6 million. It is expected that the transaction will close in the first quarter of 2001. As part of the transaction, the Company will retain 50% of the station's valuable Channel 59-69 rights. This transaction values each Houston cable household at $68 dollars. The Company's remaining stations in San Francisco, Boston, Cleveland and Raleigh Durham reach, in the aggregate, 4,525,000 cable households under existing must-carry agreements.

Kent Lillie, Shop At Home's president and CEO said, "This sale, along with our previously announced Bridgeport television station sale for $37.5 million, represents a tremendous return on our investment and is projected to contribute as much as $88 million in after tax cash to the Company. Shareholders should also be pleased that the Company will retain the right to share in one-half of any potential gains realized as part of an early migration from the 700 MHz or Channel 59-69 spectrum in Houston, providing additional upside potential to an already substantial return on this investment.

"The Company will continue to seek and evaluate similar opportunities to provide significant returns, improve liquidity and enhance shareholder value."

 KZJL-Houston is licensed to the city of Houston and has full market cable coverage. The Station currently reaches 1,712,060 television households over-the-air including 840,000 cable households. The Company reaches over 60 million unique cable households nationwide for at least a portion of each day, equating to 25 million full time equivalent households. It is expected that the Company will more than replace the Houston cable households under new affiliate agreements currently under negotiation, prior to the transfer of the station's license and assets.

The transaction was brokered by Media Venture Partners, Inc. on behalf of Shop At Home, and is subject to Liberman's completion of the due diligence on the station and certain governmental approvals including the FCC's approval of the transfer of the station's license.

About Liberman Broadcasting

Liberman Broadcasting, Inc. is a privately owned media company. Their current holdings include five radio stations, two television stations and a production company. Their corporate offices are located in Burbank, CA.

About Shop At Home

Shop At Home, Inc., a leader in converged technology, is a premier retailer of specialty consumer products, primarily collectibles, through interactive electronic media including broadcast, cable and satellite television and, increasingly, over the Internet. Shop At Home Network reaches over 60 million unique cable and satellite households and has full power television stations in San Francisco, Boston, Houston, Cleveland, Raleigh and Bridgeport, which is licensed to the New York market. The Company previously announced an agreement to sell its Bridgeport television station to Azteca America, for a total purchase price of $37.5 million.

Shop At Home also operates collectibles.com, a leading online site for the retail sale of collectibles products that features state-of-the-art technology from Oracle Corp. (Nasdaq: ORCL), and others to offer collectors a unique online shopping experience. collectibles.com has completed exclusive-to-the-Internet distribution agreements with more than 85 of the leading manufacturers and licensees of collectibles products.

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 "Safe Harbor" Statement Under the Private  Securities  Litigation Reform Act of
1995 - This release contains forward-looking  statements  within the  meaning of
Section  27A of  Securities  Act of 1933 and  Section   21E  of  the  Securities
Exchange  Act  of  1934.   Actual  results  may  differ  materially  from  those
identified,  such as  whether  the proceeds anticipated from the sale of KZJL in
Houston  or  WSAH  in  Bridgeport  will   be  actually   received,  whether  the
definitive agreement between Liberman Broadcasting and Shop At Home will be finalized, and whether the transactions will close for a number of reasons. More details about the reasons actual results may differ from forecasts are discussed from time to time in Shop At Home's SEC reports, including but not limited to the registration statement on Form S-3 as amended filed on June 11, 1999 and the registration statement on October 11, 2000, the report on Form 10-K for the year ended June 30, 2000 (Business and Management's Discussion and Analysis of Financial Condition and Results of Operations), any recent Forms 8-K, and the registration statement on Form S-1 as amended filed on March
23,  1998.   Consequently,   all  forward-looking  statements  made  herein  are
qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.
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